Exhibit 99.2





              Certification Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code


I, Susan Tomasky, the chief financial officer of

                      American Electric Power Company, Inc.
                             AEP Generating Company
                            Appalachian Power Company
                         Central Power and Light Company
                         Columbus Southern Power Company
                         Indiana Michigan Power Company
                             Kentucky Power Company
                               Ohio Power Company
                       Public Service Company of Oklahoma
                       Southwestern Electric Power Company
                          West Texas Utilities Company

(the "Companies"), certify that (i) the Quarterly Reports of the Companies on Form 10-Q for the quarterly period ended June 30, 2002 (the "Reports") fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Companies.


/s/ Susan Tomasky

Susan Tomasky
August 13, 2002